EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 2000

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

                                               REDWOOD EMPIRE BANCORP (REB)
                                               Santa Rosa, California
                                               a California corporation


Redwood  Statutory Trust I                                                              National Bank of the Redwoods
Santa Rosa,  California                                                                 Santa Rosa,  California
a Connecticut statutory trust                                                           a national bank
Owned 100% by REB                                                                       Owned 100% by REB


Valley Financial Mortgage Corporation          Redwood Merchant Services, Inc.          Allied Diversified Credit
Santa Rosa, California                         Santa Rosa, California                   Santa Rosa, California
a California corporation                       a California corporation                 a California corporation
(dba Santa Rosa Mortgage and                   Owned 100% by NBR                        Owned 100% by NBR
Investment Company)                            Inactive                                 Inactive
Owned 100% by NBR
Inactive

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